EMPLOYMENT AGREEMENT
                              --------------------

                  AGREEMENT dated as of April 11, 2000 between Andrew Lockwood, residing at 9841 Arbor Oaks Lane, Boca Raton, Florida 33428 ("Executive"), and SHOCHET HOLDING CORP., a Delaware corporation having its principal office at 2351 East Hallandale Beach Boulevard, Hallandale, Florida 33009 ("Company").

                  WHEREAS, the Company is engaged through its subsidiary corporation in the business of operating and managing an investment banking and securities brokerage firm, as well as other related enterprises; and

                  WHEREAS, the Company employs and desires to continue the employment of Executive for the purpose of securing for the Company and its subsidiary corporation the experience, ability and services of Executive; and

                  WHEREAS, Executive desires to continue his present employment with the Company, pursuant to the terms and conditions herein set forth, superseding all prior agreements between the Company, its subsidiary and/or predecessors and Executive;

                  IT IS AGREED:

         1.       Employment, Duties and Acceptance.
                  ---------------------------------

                  1.1 The Company hereby employs Executive as its Executive Vice President - Business Development and General Counsel ("EVP"). All of Executive's powers and authority in any capacity shall at all times be subject to the direction and control of the Company's Board of Directors and the Chief Executive Officer.

                  1.2 Executive's duties shall include general executive operating supervision over the property, business and affairs, particularly those duties related to enhancing the Company's business development and those duties typical of a general counsel of a corporation, of the Company, its subsidiary and divisions, subject to the guidelines and direction of the Board of Directors of the Company, provided that these duties shall in no way include any supervisory responsibility with regard to the oversight and or supervision of the Company's or its registered representatives compliance with rules and regulations of the Securities and Exchange Commission, the National
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Association of Securities Dealers and the Nasdaq or any self-regulatory organization with regard to registered representatives or any associated person as such terms are defined by any of the foregoing entities.

                  1.3 Executive accepts such employment and agrees to devote substantially all of his business time, energies and attention to the performance of his duties hereunder. Nothing herein shall be construed as preventing Executive from making and supervising personal investments, provided they will not interfere with the performance of Executive's duties hereunder or violate the provisions of paragraph 5.4 hereof.

                  1.4 Executive shall be based in the southern Florida area, and shall undertake such occasional travel, within or without the United States, as is reasonably necessary in the interests of the Company.

         2.       Compensation and Benefits.
                  -------------------------

                  2.1 The Company shall pay to Executive a salary at the minimum annual rate of $120,000 for each twelve-month period during the term hereof (i.e., $10,000 per month). Executive's compensation shall be paid in equal, periodic installments in accordance with the Company's normal payroll procedures.

                  2.2 The Company shall also pay to Executive such bonuses as may be determined from time to time by the Board of Directors. In connection therewith, the Executive shall be entitled to participate at the level of EVP in the Company's 1999 Performance Equity Plan adopted by the Board of Directors and approved by the Company's sole stockholder, and thereafter as in effect from time to time during the term hereof.

                  2.3 The Company shall grant to Executive under its 1999 Performance Equity Plan options to purchase 36,000 shares of its common stock, exercisable at a price equal to the closing per share bid price of the common stock on the date immediately preceding the date hereof as quoted on the Nasdaq SmallCap Market or such other price as may be mutually agreed upon, provided that this exercise price shall not be less than the fair market value of the common stock on the date of grant. The options will vest in three equal annual installments commencing on the one-

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year anniversary date of the date hereof. Executive and the Company shall enter into a separate stock option agreement in connection therewith. In the event that Executive terminates this Agreement for Good Reason (as defined) or the Company terminates this Agreement without Cause (as defined) any and all options which have not vested shall immediately and automatically vest in full without any action being required by any of the parties hereto.

                  2.4 Executive shall be entitled to such medical, life, disability and other benefits as are generally afforded to other senior executives of the Company, subject to applicable waiting periods and other conditions.

                  2.5 Executive shall be entitled to four weeks of vacation in each calendar year and to a reasonable number of other days off for religious and personal reasons.

                  2.6 The Company will pay or reimburse Executive for all transportation, hotel and other expenses reasonably incurred by Executive on business trips and for all other ordinary and reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses and approved in accordance with customary procedures.

                  2.7 Executive shall maintain a suitable automobile for business use. The Company shall reimburse Executive for the costs of leasing such automobile and for all other costs associated with the use of the vehicle, including insurance costs, repairs and maintenance. These reimbursements shall be considered taxable income to Executive except to the extent that it is documented to have been used by him for business purposes.

         3.       Term and Termination.
                  --------------------

                  3.1 The term of this Agreement commences as of the effective date of the initial public offering and shall continue until the one-year anniversary date thereof, unless sooner terminated as herein provided (the "Term"). This Agreement shall be subject to automatic renewals of one-year terms unless 60 days' prior written notice of termination is given by either party.

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

                  3.2 If Executive dies during the term of this Agreement, this Agreement shall thereupon terminate, except that the Company shall pay within 30 days from Executive's death to the legal representative of Executive's estate
(i) the base salary due Executive pursuant to paragraph 2.1 hereof through the date of Executive's death, (ii) a pro rata allocation of bonus payments under paragraph 2.2 during the year of death through the date of Executive's death,
(iii) all earned and previously approved but unpaid bonuses, (iv) all valid expense reimbursements through the date of the termination of this Agreement,
(v) all accrued but unused vacation pay and (vi) all costs associated with terminating the lease for Executive's automobile.


                  3.3 The Company, by written notice to Executive, may terminate this Agreement if Executive shall fail because of illness or incapacity to render, for six consecutive months, services of the character contemplated by this Agreement. Notwithstanding such termination, the Company shall pay to Executive (i) the base salary due Executive pursuant to paragraph 2.1 hereof through the date of such notice, less any amount Executive receives for such period from any Company- sponsored or Company-paid source of insurance, disability compensation or government program, (ii) a pro rata allocation of bonus payments under paragraph 2.2 during the year in which the disability commenced through the date of such notice, (iii) all earned and previously approved but unpaid bonuses, (iv) all valid expense reimbursements through the date of the termination of this Agreement, (v) all accrued but unused vacation pay and (vi) all costs associated with terminating the lease for Executive's automobile.

                  3.4 The Company, by notice to Executive, may terminate this Agreement for cause. As used herein, "Cause" shall mean: (a) the refusal or failure by Executive to carry out specific directions of the Board which are of a material nature and consistent with his status as EVP or the refusal or failure by Executive to perform a material part of Executive's duties hereunder;
(b) the commission by Executive of a material breach of any of the provisions of this Agreement; (c) fraud or dishonest action by Executive in his relations with the Company or any of its subsidiaries or affiliates ("dishonest" for these purposes shall mean Executive's knowingly or recklessly making of a material misstatement or omission for his personal benefit); or (d) the conviction of Executive of any crime involving an act of moral turpitude, or the imposition against Executive of a permanent bar from association with a securities firm by any federal, state or regulatory agency or self-regulatory body after the exhaustion of all judicial and administrative appeals therefrom. Notwithstanding the foregoing, no termination for Cause shall be deemed to exist with respect to Executive's acts

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described in clauses (a) or (b) above, unless the Company shall have given written notice to Executive specifying the Cause with reasonable particularity and, within thirty calendar days after such notice, Executive shall not have cured or eliminated the problem or thing giving rise to such Cause; provided, however, that a repeated breach after notice, cure and written acceptance of such cure by the Board being delivered to Executive of any provision of clauses
(a) or (b) above involving the same or substantially similar actions or conduct, shall be grounds for termination for Cause without any additional notice from the Company.

                  3.5 If Executive's employment hereunder is terminated for any reason, then Executive shall, at the Company's request, resign as a director of the Company and all of its subsidiaries, effective upon the occurrence of such termination.

                  3.6 The Executive, by notice to the Company, may terminate this Agreement if a "Good Reason" exists. For purposes of this Agreement, Good Reason shall mean the occurrence of any of the following circumstances without the Executive's prior express written consent: (a) a substantial and material adverse change in the nature of Executive's title, duties or responsibilities with the Company that represents a demotion from his title, duties or responsibilities as in effect immediately prior to such change; (b) a substantial and material breach of this Agreement by the Company; (c) a failure by the Company to make any payment to Executive when due, unless the payment is not material and is being contested by the Company, in good faith; (d) (i) any person or entity other than the Company or any officers, directors or stockholders of the Company as of the date of this Agreement acquires securities of the Company (in one or more transactions) having 25% or more of the total voting power of all the Company's securities then outstanding and (ii) the Board of Directors of the Company does not authorize or otherwise approve such acquisition; or (e) a liquidation, bankruptcy or receivership of the Company. Notwithstanding the foregoing, no Good Reason shall be deemed to exist with respect to the Company's acts described in clauses (a), (b) or (c) above, unless Executive shall have given written notice to the Company specifying the Good Reason with reasonable particularity and, within thirty calendar days after such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such Good Reason; provided, however, that a repeated breach after notice and cure of any provision of clauses (a), (b) or (c) above involving the same or substantially similar actions or conduct, shall be grounds for termination for Good Reason without any additional notice from Executive.

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                  3.7 In the event that Executive terminates this Agreement for
Good Reason, pursuant to the provisions of paragraph 3.6, or the Company terminates this Agreement without Cause, as defined in paragraph 3.4, the Company shall continue to pay to Executive (or in the case of his death, the legal representative of Executive's estate or such other person or persons as Executive shall have designated by written notice to the Company), all payments, compensation and benefits required under paragraph 2 hereof through the expiration of the then current term of this Agreement; provided, however, that
(i) a minimum bonus of no less than $120,000 per annum shall be paid through the term of this Agreement; (ii) Executive's insurance coverage shall terminate upon the Executive becoming covered under a similar program by reason of employment elsewhere; and (iii) Executive shall use reasonable efforts to obtain employment elsewhere as an employee or consultant and all compensation for services paid or earned and deferred in connection therewith shall be a reduction against the Company's then future salary obligations pursuant to Section 2.1, but not bonus obligations pursuant to Section 2.2, hereunder.

         4.       Executive Indemnity

                  4.1 The Company agrees to indemnify Executive and hold Executive harmless against all costs, expenses (including, without limitation, reasonable attorneys' fees) and liabilities (other than settlements to which the Company does not consent, which consent shall not be unreasonably withheld) (collectively, "Losses") reasonably incurred by Executive in connection with any claim, action, proceeding or investigation brought against or involving Executive with respect to, arising out of or in any way relating to Executive's employment with the Company or Executive's service as a director of the Company; provided, however, that the Company shall not be required to indemnify Executive for Losses incurred as a result of Executive's intentional misconduct or gross negligence (other than matters where Executive acted in good faith and in a manner he reasonably believed to be in and not opposed to the Company's best interests). Executive shall promptly notify the Company of any claim, action, proceeding or investigation under this paragraph and the Company shall be entitled to participate in the defense of any such claim, action, proceeding or investigation and, if it so chooses, to assume the defense with counsel selected by the Company; provided that Executive shall have the right to employ counsel to represent him (at the Company's expense) if Company counsel would have a "conflict of interest" in representing both the Company and Executive. The Company shall not settle or compromise any claim, action, proceeding or investigation without Executive's consent, which consent shall not be unreasonably withheld; provided, however, that such

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consent shall not be required if the settlement entails only the payment of money and the Company fully indemnifies Executive in connection therewith. The Company further agrees to advance any and all expenses (including, without limitation, the fees and expenses of counsel) reasonably incurred by the Executive in connection with any such claim, action, proceeding or investigation, provided Executive first enters into an appropriate agreement for repayment of such advances if indemnification is found not to have been available.

         5.       Protection of Confidential Information; Non-Competition.
                  -------------------------------------------------------

                  5.1      Executive acknowledges that:

                           (a) As a result of his current and prior employment
with the Company, Executive has obtained and will obtain secret and confidential information concerning the business of the Company and its subsidiaries and affiliates (referred to collectively in this paragraph 5 as the "Company"), including, without limitation, financial information, proprietary rights, trade secrets and "know-how," customers and sources ("Confidential Information").

                           (b) The Company will suffer substantial damage which
will be difficult to compute if, during the period of his employment with the Company or thereafter, Executive should enter a business competitive with the Company or divulge Confidential Information.

                           (c) The provisions of this Agreement are reasonable
and necessary for the protection of the business of the Company.

                  5.2 Executive agrees that he will not, at any time, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his employment with the Company, except (i) in the course of performing his duties hereunder, (ii) with the Company's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Company

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and, at the Company's expense, Executive shall: (a) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

                  5.3 Upon termination of his employment with the Company, Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blue prints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control; provided, however, that Executive shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship with the Company.

                  5.4 During the period commencing on the date hereof and ending on the one- year anniversary of the date Executive's employment hereunder is terminated (and, if Executive is terminated with "Cause" or Executive terminates this Agreement without "Good Reason," until Junel 30, 2001), Executive, without the prior written permission of the Company, shall not (i) be employed by, or render any services to, any person, firm or corporation engaged in any business which is directly in competition with the Company or any of its subsidiaries (a "Competitive Business"), (ii) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company while Executive was employed by the Company, or (iii) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers or other persons with whom the Company has a contractual rela tionship. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive from investing his personal assets in any manner he chooses, provided, however, that Executive may not, during the period referred to in this Section 5.4, own more than 4.9% of the equity securities of any Competitive Business.

                  5.5 If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 5.2, 5.3 or 5.4, the Company shall have the right and remedy:

                           (a)      to have the provisions of this Agreement
specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and

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that any such breach or threatened breach will cause irreparable injury to the
Company and that money damages will not provide an adequate remedy to the Company; and

                           (b)      to require Executive to account for and pay
over to the Company all monetary damages suffered by the Company as the result of any transactions constituting a breach of any of the provisions of Sections
5.2 or 5.4, and Executive hereby agrees to account for and pay over such damages to the Company.

                  Each of the rights and remedies enumerated in this Section 5.5 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

                  In connection with any legal action or proceeding arising out of or relating to this Agreement, the prevailing party in such action or proceeding shall be entitled to be reimbursed by the other party for the reasonable attorneys' fees and costs incurred by the prevailing party.

                  5.6 If any provision of Sections 5.2 or 5.4 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

                  5.7 The provisions of this paragraph 5 shall survive the termination of this Agreement for any reason, except in the event Executive is terminated by the Company without "Cause" in breach of this Agreement, or if Executive terminates this Agreement with "Good Reason," in either of which events, this paragraph 5.4 shall be void and of no further force or effect.

         6.       Miscellaneous Provisions.
                  ------------------------

                  6.1 All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when (i) delivered personally to the party to receive the same, or (ii) when mailed first class postage prepaid, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this

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Section 6.1. All notices shall be deemed to have been given as of the date of personal delivery or mailing thereof.

                  If to Executive:

                           Andrew Lockwood
                           9841 Arbor Oaks Lane #102
                           Boca Raton, Florida 33428

                  If to the Company:

                           Shochet Holding Corp.
                           2351 East Hallandale Beach Boulevard
                           Hallandale, Florida 33009
                           Attn:  Chief Executive Officer

                  6.2 This Agreement sets forth the entire agreement of the parties relating to the employment of Executive and is intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement, may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

                  6.3 All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of Florida applicable to agreements made and to be performed entirely in Florida.

                  6.4 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive's heirs and legal representatives.

                  6.5 Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                           ----------------------------------------------
                           ANDREW LOCKWOOD



                           SHOCHET HOLDING CORP.


                           ------------------------------------------------
                           By: Roger Gladstone, Chief Executive Officer and
                                          Chairman of the Board



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